                                                                     EXHIBIT 3.3

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         SATELLINK COMMUNICATIONS, INC.


    Pursuant to the provisions of Section 14-2-1007 of the Georgia Business Corporation Code, Satellink Communications, Inc. hereby amends and restates the Articles of Incorporation of Satellink Communications, Inc. in their entirety (with all provisions of the heretofore existing Articles of Incorporation being hereby amended as follows):

                                  ARTICLE ONE
                                  -----------

                                      NAME
                                      ----

    The name of the corporation is Satellink Communications, Inc. (the "Corporation").


                                  ARTICLE TWO
                                  -----------

                               AUTHORIZED SHARES
                               -----------------

    SECTION 2.1   TOTAL NUMBER OF SHARES OF STOCK.  The total number of shares
                  --------------------------------
of stock of all classes that the Corporation shall have authority to issue is 60,030,000 consisting of the following classes:

    (a) 50,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock");

    (b) 10,030,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

    SECTION 2.2   COMMON STOCK.  Except as otherwise required by law or as
                  -------------
otherwise specified in these Articles of Incorporation, only the holders of Common Stock shall be entitled to vote at any meeting of shareholders of the Corporation. Except as otherwise provided in these Articles of Incorporation, as regards matters as to which they are entitled to vote, holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them. No authorized but unissued Common Stock may be issued to holders of Common Stock by way of a stock dividend, split-up or in any other manner of distribution unless the same ratable stock dividend, stock split-up or other distribution is declared and made in Common Stock to the holders of such Common Stock at the time outstanding. The holders of Common Stock shall be entitled to participate share for share in any cash dividend which may be declared from time to time on the Common Stock of the Corporation by the Board of Directors and to receive pro rata the net assets of the Corporation on liquidation.

     (a) The holders of Common Stock shall be entitled to vote on each matter on which the shareholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

     (b) After dividends on the Preferred Stock, to the extent such Preferred Stock may be entitled thereto, shall have been paid or set apart for payment, the Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Common Stock shall be payable on shares of Common Stock share and share alike; provided that in the case of dividends payable in Common Stock of the Corporation, or options, warrants or rights to acquire such Common Stock, or securities convertible into or exchangeable for Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid.

     (c) Subject to the provisions of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, all distributions on the Common Stock of the Corporation shall be payable to the holders of shares of Common Stock share and share alike.

     SECTION 2.3   PREFERRED STOCK.
                   ----------------

     (a) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of Directors as hereinafter provided.

     (b) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article Two and to the limitations prescribed by the Georgia Business Corporation Code, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

          (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolution of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

          (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

          (iii) whether the shares of such class or series shall be subject to redemption, in whole or in part, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

          (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

          (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

          (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

          (viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

          (ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

    SECTION 2.4  NON-VOTING PREFERRED STOCK.   The authorized number of shares
                 ---------------------------
of Preferred Stock of the Corporation shall include a Non-Voting Preferred Stock (the "Non-Voting Preferred Stock") which shall consist of THIRTY THOUSAND (30,000) shares, par value $.01 per share. The preferences, privileges and restrictions granted to and imposed upon the Non-Voting Preferred Stock are set forth in Annex A attached hereto.
         -------


                                 ARTICLE THREE
                                 -------------

                                PRINCIPAL OFFICE
                                ----------------

    The mailing address of the initial principal office of the Corporation is 1325 Northmeadow Parkway, Suite 120, Roswell, Georgia 30076.


                                  ARTICLE FOUR
                                  ------------

                        LIMITATION OF DIRECTOR LIABILITY
                        --------------------------------

    SECTION 4.1 A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability (i) for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) of the types set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director received an improper personal benefit.

    SECTION 4.2 Any repeal or modification of the provisions of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

    SECTION 4.3 If the Georgia Business Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended.

    SECTION 4.4 In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.


                                  ARTICLE FIVE
                                  ------------

                          CONSTITUENCY CONSIDERATIONS
                          ---------------------------

    In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.


                                  ARTICLE SIX
                                  -----------

                               BOARD OF DIRECTORS
                               ------------------

    SECTION 6.1   NUMBER OF DIRECTORS AND TERM OF OFFICE.   The number of
                  ---------------------------------------
directors of the Corporation shall not be less than three nor more than eleven, the precise number to be fixed by resolution of the Board of Directors from time to time. The directors shall be divided into three classes, each consisting, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first election of directors of the Corporation following the consummation of an initial public offering of Common Stock, the first class of directors (Class 1) shall be elected for a term expiring at the next following annual meeting of shareholders and upon the election and qualification of their respective successors, the second class of directors (Class 2) shall be elected for a term expiring at the second next annual meeting of shareholders and upon the election and qualification of their respective successors, and the third class of directors (Class 3) shall be elected for a term expiring at the third next annual meeting of shareholders and upon the election and qualification of their respective successors. At each succeeding annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting of shareholders shall be elected for a three-year term. Except as provided in Section 6.3 of this Article Six, a director shall be elected by the affirmative vote of the holders of a majority of the shares represented at the meeting of shareholders at which the director stands for election and entitled to elect such director.

    SECTION 6.2  REMOVAL.   The entire Board of Directors or any individual
                 --------
director may be removed from office but only for cause and only by the affirmative vote of the holders of at least 75% of all classes of stock of the Corporation entitled to vote in the election of such director or directors, considered for purposes of this Section 6.2 as one class. For purposes of this Section 6.2, "cause" shall mean final conviction of a felony, request or demand for removal by any governmental or regulatory authority having jurisdiction over the Corporation, or breach of fiduciary duty involving personal profit. Notwithstanding the foregoing, in the event that Preferred Stock of the Corporation is issued and authorizes the election of one or more directors by the holders of such Preferred Stock, any individual director elected by the holders of such Preferred Stock may be removed only by the holders of the outstanding shares of such Preferred Stock in accordance with the terms of the Preferred Stock as provided therein. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given.

    SECTION 6.3   VACANCIES.   Any vacancies on the Board of Directors for any
                  ----------
reason, including vacancies resulting from an increase in the number of directors, may be filled only by the Board of Directors, acting by the affirmative vote of two-thirds of the total number of directors then remaining in office, though they constitute fewer than a quorum of the Board of Directors. Notwithstanding the foregoing, in the event that a vacant office was held by a director elected by holders of Preferred Stock of the Corporation who are entitled to elect such director pursuant to the terms of the Preferred Stock, only the remaining directors elected by the holders of such Preferred Stock, or in the absence of any such directors, the holders of such Preferred Stock, shall be entitled to fill such vacancy in accordance with the terms of the Preferred Stock as provided therein. Any director appointed to fill a vacancy shall be elected for the unexpired term of the predecessor in office and until the successor is elected and qualified, except that when a directorship is to be filled by reason of an increase in the number of directors, the term of such director shall expire at the next election of directors by the shareholders and upon the election and qualification of the successor.

                                 ARTICLE SEVEN
                                 -------------

           SHAREHOLDER ACTION BY LESS THAN UNANIMOUS WRITTEN CONSENT
           ---------------------------------------------------------

    Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

                   * * * * * * * * * * * * * * * * * * * * *

    These Amended and Restated Articles of Incorporation contain amendments requiring shareholder approval and were duly adopted in accordance with the applicable provisions of

Section 14-2-1003 of the Georgia Business Corporation Code by the Board of Directors and the shareholders of the Corporation on ___________________, 1998.

    These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation.

    IN WITNESS WHEREOF, Satellink Communications, Inc. has caused these Amended and Restated Articles of Incorporation to be executed by its duly authorized officer this _________ day of June, 1998.

                             SATELLINK COMMUNICATIONS, INC.


                             By: /s/ Jerry W. Mayfield
                                ---------------------------------------
                                  Jerry W. Mayfield
                                  President and Chief Executive Officer

                                    ANNEX A
                                    -------

 CERTIFICATE OF DESIGNATION OF PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF
                           NON-VOTING PREFERRED STOCK


          (1) RANK.  All shares of Non-Voting Preferred Stock shall rank equally
              ----
and be identical in all respects. The Corporation shall not be restricted from issuing additional securities of any kind, including shares of preferred stock of any class, series or designation (including, without limitation, preferred stock ranking in parity as to rights and preferences with the Non-Voting Preferred Stock now or hereafter authorized), provided that issuances of the Non-Voting Preferred Stock shall be limited to issuance to Creditanstalt American Corporation or any Affiliate of Creditanstalt American Corporation (as such term is defined in Section (5)(a)).

          (2) DIVIDENDS.  Dividends and other distributions, payable in cash or
              ---------
other property shall be paid on the Non-Voting Preferred Stock equally, ratably and on a parity with such dividends and other distributions paid on the Common Stock, as and when such dividends and other distributions are declared by the Board of Directors of the Corporation, as though the Common Stock and Non-Voting Preferred Stock were on and the same class: provided that in determining the number of shares of Non-Voting Preferred Stock outstanding and entitled to receipt of any such dividend or other distribution, each share of Non-Voting Preferred Stock outstanding shall be deemed to be equal to the number of shares of Common Stock into which one share of Non-Voting Preferred Stock could have been converted on the date on which the holders of Common Stock and Non-Voting Preferred Stock were determined to receive payment of such dividend or other distribution, after giving effect to any adjustments.

          (3) VOTING RIGHTS.  Except as otherwise specifically provided by the
              -------------
Georgia Business Corporation Code or other laws of the State of Georgia, the holders of Non-Voting Preferred Stock shall not be entitled to vote or give a consent to or on any matters required or permitted to be submitted to the shareholders of the Corporation for their approval.

          (4) LIQUIDATION.  The Non-Voting Preferred Stock shall be preferred
              -----------
upon liquidation over the Common Stock and any other class or classes of stock of the Corporation ranking junior in rights and preferences to the Non-Voting Preferred Stock upon liquidation, so that holders of shares of Non-Voting Preferred Stock shall be entitled to be paid, after full payment is made on any stock ranking prior to the Non-Voting Preferred Stock as to rights and preferences, but before any distribution is made to the holders of the Common Stock and such junior stock upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation. The amount payable on each share of Non-Voting Preferred Stock in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be $.01 per share. After such payment of $.01 per share shall have been made in full to the holders of the Non-Voting

Preferred Stock, the holders of the outstanding Non-Voting Preferred Stock shall be entitled to share ratably with the holders of the other classes of stock then outstanding in the distribution of the remaining assets of the Corporation. If, upon any such liquidation, dissolution or winding up of the Corporation, its net assets are insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Non-Voting Preferred Stock are entitled as above provided, the entire net assets of the Corporation remaining (after full payment is made on any classes or series of stock ranking prior to the Non-Voting Preferred Stock) shall be distributed among the holders of shares of Non-Voting Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of preferred shares ranking in parity with the Non-Voting Preferred Stock are entitled. For the purpose of this Section 4, the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation voluntary or involuntary. Notwithstanding the foregoing, in the event that any holder of Non-Voting Preferred Stock converts its Non-Voting Preferred Stock to Common Stock pursuant to Section 5 hereof, the right to preferential liquidation rights with respect to such converted stock pursuant to this Section 4 shall be immediately terminated.

     (5)  CONVERSION PROVISIONS.
          ---------------------

     (a) Subject to the provisions for adjustment hereinafter set forth, each share of Non-Voting Preferred Stock shall be convertible at any time at the option of the holder thereof, upon surrender to the transfer agent for the Non-Voting Preferred Stock of the Corporation of the certificate or certificates evidencing the shares so to be converted, into one fully paid and non-assessable share of Common Stock of the Corporation. Notwithstanding the foregoing provisions of this Section 5, a holder of Non-Voting Preferred Stock shall not have the right to convert the Non-Voting Preferred Stock held by it if the Common Stock to be received upon conversion would, when aggregated with shares of Common Stock previously issued as Warrant Shares (as that term is defined in the Warrant Agreement) or issued in conversion of Non-Voting Preferred Stock previously issued as Warrant Shares or otherwise held by or attributable to such holder (other than shares no longer held by such holder and which constitute Non Attributable Stock), exceed 4.99% of the then outstanding Common Stock, unless the holder is a party other than a bank or an Affiliate of a bank which is subject to the provisions of the Bank Holding Company Act of 1956 and the Common Stock to be issued upon such conversion will constitute, Non-Attributable Stock, as hereinafter defined. For purposes of this provision, "Non-Attributable Stock" shall mean shares of Common Stock or Non-Voting Preferred Stock which have been previously sold, or were issued pursuant to the exercise of Warrants which were previously sold, either 1. in a widely dispersed public offering; 2. in a private placement in which no purchaser, individually or in concert with others, acquired Common Stock, Non-Voting

          Preferred Stock, Warrants or any combination thereof, representing (upon conversion, in the case of the Preferred Stock, and upon exercise for Common Stock, in the case of the Warrants) more than 2% of the outstanding Common Stock; 3. in compliance with Rule 144 (or any rule which is a successor thereto) of the Securities Act of 1933, as amended; or 4. in the secondary market in a market transaction executed through a registered broker-dealer in blocks of no more than
          2.0 % of the shares outstanding of the Corporation in any six month period. For purposes of this provision, "Affiliate" of any individual, corporation, trust, partnership or other entity shall mean any other individual, corporation, trust, partnership or other entity directly or indirectly controlling, controlled by or under direct or indirect common control with such individual, corporation, trust, partnership or other entity. For purposes of this definition, as to Creditanstalt American Corporation, Affiliate shall include any partnership a majority of the partners of which are officers, directors, employees or Affiliates of Creditanstalt American Corporation, and as to the Corporation, Affiliate shall not include Creditanstalt American Corporation.

     (b) The number of shares of Common Stock into which an issued and outstanding share of Non-Voting Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

          (i) In the event that the Corporation shall at any time (A) declare a dividend on the Common Stock in shares of its Common Stock, (B), split or subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, each share of Non-Voting Preferred Stock outstanding at the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall thereafter be convertible into the aggregate number of shares of Common Stock which, if such share of Non-Voting Preferred Stock had been converted immediately prior to such time, the holder of such share would have owned or have been entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

          (ii) In the event that the corporation shall at any time (A) issue any shares of Common Stock without consideration or at a price per share less than the current market price per share of Common Stock (as defined in subsection (5)(b)(iii) hereof), other than shares issued upon exercise of the Warrants or (B) issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock other than the Non-Voting Preferred Stock) at any exercise price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the then current market price per share of Common Stock (as defined in subsection (5)(b)(iii) hereof), each share of Non-Voting Preferred Stock outstanding on the date of such issuance shall thereafter be convertible into a number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock into which such share of Non-Voting Preferred Stock was convertible immediately prior to such date of issuance and (y) a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be issued or to be offered for subscription or purchase upon exercise of such options, rights or warrants (or into which the convertible securities so to be offered are initially convertible) and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued or to be offered for subscription or purchase upon exercise of such options, rights, or warrants (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market rice. In case such subscription price may be paid in a consideration part or all of which shall be in form other than cash, the value of such consideration shall be as determined by agreement between the holders of a majority of the outstanding shares of Non-Voting Preferred Stock and the Corporation or, in the absence of such an agreement by an independent investment banking firm or ran independent appraiser reasonably acceptable to the holders of a majority of the outstanding shares of Non-Voting Preferred Stock (in either case the cost of which engagement will be borne by the Corporation). Shares of Common Stock owned by or held for the account of the Corporation or any majority-owned subsidiary of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefore is fixed); and, in the event that (A) such shares or options, rights or warrants are not so issued, or (B) any such option, rights or warrants expires according to its terms without having been exercised, each share of Non-Voting Preferred Stock outstanding shall, as of the date of cancellation of such issuance in the case of clause (A) above and the date of such expiration in the case of clause (B) above, be convertible into the number of shares of Common Stock as would have been the case had the date of such issuance of such unissued options, rights or warrants not been fixed or such expired options, rights or warrants not been issued as the case may be.

        (iii) For the purpose of any computation under this Section (5)(b), the "current market price per share" of Common Stock on any date shall be deemed to be:

               (A) if the Common Stock is then reported on the Composite Transactions Tape, the average of the daily closing prices for the 30 consecutive trading days immediately prior to such date as reported on the Composite Transactions Tape; or

               (B) if the Common Stock is then listed or admitted to trading on a national securities exchange, the average of the daily last sales prices regular way of the Common Stock, for the 30 consecutive trading days immediately prior to such date, on the principal national securities exchange on which the Common Stock is traded or, in case no such sale takes place on any such date, the average of the closing bid and asked prices regular way, in either case on such national securities exchange; or

               (C) if the Common Stock is then traded in the over-the-counter market, the average of the daily closing sales prices, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market, for the 30 consecutive trading days immediately prior to such date, as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated or any successor thereof, or, if not so reported the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Corporation for that purpose; or

               (D) if no such prices are then furnished, the higher of (x) the exercise price and (y) the fair market value of a share of Common Stock as determined by agreement between the holders of a majority of the outstanding shares of Non-Voting Preferred Stock and the Corporation or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser (in either case the cost of which engagement will be borne by the Corporation) reasonably acceptable to the holders of a majority of outstanding shares of Non-Voting Preferred Stock.

          (iv) No adjustment in the number of shares of Common Stock issuable upon conversion of a share of Non-Voting Preferred Stock shall be required unless such adjustment would require an increase or decrease in the aggregate number of shares of Common Stock so issuable of at least 1%, provided that any adjustments which by reason of this subsection (5)(b)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section (5)(b)(iv) shall be made to the nearest cent, or to the nearest hundredth of a share, as the case may be.

          (v) In the event of any capital reorganization of the Corporation, or of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation or of the sale of the properties and assets of the Corporation as, or substantially as, an entirety to any, other corporation, each share of Non-Voting Preferred Stock shall after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale be convertible upon the terms and conditions specified in this Section (5), for the number of shares of stock or other securities or assets to which a holder of the number of shares of Common Stock into which a share of Non-Voting Preferred Stock is then convertible (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section (5) with respect to the rights of conversion thereafter of the Non-Voting Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the conversion of the Non-Voting Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets of the appropriate corporation or entity shall assume by written instrument, the obligation to deliver to the holder of each share of Non-Voting Preferred Stock the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled upon conversion of such Non-Voting Preferred Stock and all other obligations of the Corporation under this Section (5), and effective provisions are made in the Articles or Certificate of Incorporation of such successor or transferee corporation providing for conversion privileges relating to the Non-Voting Preferred Stock equivalent to those set forth in this Section (5).

          (vi) If any question at any time arises with respect to the number of shares of Common Stock into which a share of Non-Voting Preferred Stock is convertible following any adjustment pursuant to this Section (5), such question shall be determined by agreement between the holders of a majority of the outstanding shares of Non-Voting Preferred Stock and the Corporation or, in the absence of such an agreement by an independent investment banking firm or an independent appraiser (in either case the cost of which engagement will be borne by the Corporation) reasonably acceptable to the Corporation and the holders of a majority of outstanding shares of Non-Voting Preferred Stock and such determination shall be binding upon the Corporation and the holders of the Non-Voting Preferred Stock.

         (vii) Anything in this Section (5) to the contrary notwithstanding, the Corporation shall be entitled to take such increases in the number of shares of Common Stock issuable upon conversion of shares of Non-Voting Preferred Stock, in addition to those adjustments required by this Section (5), as it in its sole direction shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, or any issuance wholly for cash or any shares of Common Stock at less than the current market price, or any issuance wholly for cash or shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, or any issuance of rights, options or warrants referred to hereinabove in this Section (5), hereinafter made by the Corporation to the holders of its common Stock shall not be taxable to them.

        (viii) Upon any adjustment of the number of the shares of Common Stock issuable upon conversion of shares of Non-Voting Preferred Stock pursuant to this Section (5), the Corporation shall promptly put in any event within 20 days thereafter, cause to be given to each of the registered holders of the Non-Voting Preferred Stock, at its address appearing on the Register for the Non-Voting Preferred Stock by registered mail, postage prepaid, return receipt requested a certificate signed by its chairman, president or chief financial officer setting forth the number of shares of Common Stock issuable upon conversion of shares of Class B common Stock as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this resolution.

          (ix) The Corporation will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the conversion of the Non-Voting Preferred Stock, the number of shares of Common Stock deliverable upon conversion of the Non-Voting Preferred Stock.

          (x) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of the Non-Voting Preferred Stock but shall pay for any such fraction of a share an amount in cash equal to the current market price per share of Common Stock of such share (determined in accordance with the provisions of subsection (5)(b)(iii) hereof) multiplied by such fraction.

          (xi) The Corporation will pay all taxes attributable to the issuance of shares of Common Stock upon conversion of shares of Non-Voting Preferred Stock, provided that the Corporation shall not be required to pay any income tax incurred by the holder upon conversion of the Non-Voting Preferred Stock or any tax which may be payable in respect of any transfer involved in the issue of any shares of Common Stock in a name other than that of the registered holder of the Non-Voting Preferred Stock surrendered for conversion, and the Corporation shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     (6) NOTICES TO HOLDERS OF NON-VOTING PREFERRED STOCK.
         ------------------------------------------------

     In the event

     (a) of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

     (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, or

     (c) that the Corporation proposes to take any other action which would require an adjustment in the number of shares of Common Stock or other securities or assets issuable upon conversion of shares of Non-Voting Preferred Stock pursuant to Section (5):

     then the Corporation shall cause to be given to each of the registered holders of the Non-Voting Preferred Stock at its address appearing on the Register for the Non-Voting Preferred Stock, at least 20 calendar days prior to the applicable record date hereinafter specified, by registered mail, postage prepaid, return receipt requested, a written notice stating (i) the date as of which the holders of record of Common Stock entitled to participate in the event contemplated by clause (c) above are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section (6) or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.